                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                     MICRO WAREHOUSE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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
                                     [LOGO]

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
                             MICRO WAREHOUSE, INC.

To the Stockholders:

    Notice Is Hereby Given that an Annual Meeting of the Stockholders of Micro Warehouse, Inc. will be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Greenwich, Connecticut 06870 on June 3, 1999 at 10:00 A.M. local time. The meeting is being held for the following purposes:

    - To elect four directors to the Board of Directors.

    - To approve an amendment to our 1994 Stock Option Plan to increase the number of shares reserved for issuance from 4,000,000 to 6,000,000.

    - To ratify the appointment of PricewaterhouseCoopers LLP as our independent public accountants.

    - To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has designated the close of business on April 9, 1998 as the record date for determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof. The stock transfer books will not be closed. A list of stockholders entitled to vote at the meeting will be available for inspection at the meeting.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO BE PRESENT AT THE MEETING. ALL STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING, ARE REQUESTED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT IN THE RETURN ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON.

                                          By order of the Board of Directors,

                                          /s/ Bruce L. Lev

                                          BRUCE L. LEV
                                          Secretary

Norwalk, Connecticut
April 30, 1998

                             MICRO WAREHOUSE, INC.
                             535 CONNECTICUT AVENUE
                           NORWALK, CONNECTICUT 06854

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

         FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 1999

    The accompanying proxy is solicited on behalf of the Board of Directors of Micro Warehouse, Inc. for use at its Annual Meeting of Stockholders. The meeting will be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Greenwich, Connecticut 06870 on June 3, 1999 at 10:00 A.M. local time. The meeting is being held for the following purposes:

    - To elect directors.

    - To approve an amendment to our 1994 Stock Option Plan to increase the number of shares reserved for issuance from 4,000,000 to 6,000,000.

    - To ratify the appointment of PricewaterhouseCoopers LLP as our independent public accountants.

    You have three choices when you vote for directors. By checking the appropriate box on the proxy card you may:

    - vote for all of the director nominees as a group, or

    - withhold authority to vote for all director nominees as a group, or

    - vote for all director nominees as a group except those nominees identified in the appropriate area.

    You also have three choices when voting on the other two proposals. By checking the appropriate box you may:

    - vote FOR any of the proposals, or

    - vote AGAINST any of the proposals, or

    - ABSTAIN from voting on any of the proposals.

    If you give a proxy you may revoke it at any time before it is voted by:

    - giving written notice to the Secretary of the Company, or

    - filing with the Secretary a duly executed proxy bearing a later date, or

    - attending the Annual Meeting and voting in person.

    We will vote your properly executed proxy that has not been revoked as you direct. If you make no direction your proxy will be voted for all of the director nominees as a group and FOR the other two proposals.

    We will bear all expenses in connection with the solicitation of proxies. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with forwarding proxies to the beneficial owners of our Common Stock.

    This Proxy Statement and the accompanying form of proxy are being first mailed on or about May 3, 1999.

                               VOTING SECURITIES

    Only stockholders of record at the close of business on April 9, 1998 will be entitled to vote at the Annual Meeting. On that date, there were outstanding and entitled to vote 35,687,820 shares of Common Stock, with each share entitled to one vote. Broker non-votes and abstentions are not treated as votes cast for purposes of any of the proposals to be voted on at the meeting.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    At the Annual Meeting, four Directors will be elected to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. Unless you direct otherwise we will vote your proxy for the four nominees indicated below as a group. However, if any nominee becomes unavailable or proves unable to serve for any reason, we will vote the proxies for the election of another person or persons selected by the Board. Each nominee has informed the Board that he will be available and able to serve. A plurality of the votes cast is necessary for election.

NOMINEES

    FELIX DENNIS, 51, co-founder, has served as a Director since October 1992 and as a principal consultant from our inception in 1987 through December 31, 1998. Since 1972, Mr. Dennis has been Chairman of Dennis Publishing, Ltd., an independently owned publishing company that publishes MACUSER and COMPUTER SHOPPER magazines, as well as other magazines in the United Kingdom and the United States.

    FREDERICK H. FRUITMAN, 48, became a Director in December of 1992. Since 1990 he has been a Managing Director of Loeb Partners Corporation, an investment banking firm. Mr. Fruitman is a director of FIND/SVP, Inc.

    PETER GODFREY, 53, co-founder, was appointed Chairman on January 25, 1994 and has served as President and Chief Executive Officer from our inception until October 1996 and from October 1997 to the present. Mr. Godfrey has served as a Director since our inception.

    JOSEPH M. WALSH, 56, became a Director in February of 1993. Since November 1992 he has served as Chairman and Chief Executive Officer of Curtis Circulation Company. From 1972 through 1974 and from 1982 through November 1992 he served as President of Curtis. From 1974 through 1982 he was Executive Vice President of Cadence Industries Corporation and President of certain of its subsidiaries including Data Systems for Health (a computerized national billing company), US Pencil and Stationery Company (primarily an advertising specialty mail-order company) and Perfect Subscription Companies (which were formerly Perfect School Plans, Moore-Cottrell and Keystone Readers Service) He is a Certified Public Accountant.

                                   MANAGEMENT

EXECUTIVE OFFICERS

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
Peter Godfrey(1).....................................          53   Chairman of the Board, President and Chief Executive
                                                                    Officer
Stephen J. Carline...................................          38   Executive Vice President of Sales
Wayne P. Garten......................................          46   Executive Vice President and Chief Financial Officer
Bruce L. Lev.........................................          55   Executive Vice President of Legal and Corporate
                                                                    Affairs, General Counsel and Secretary
Adam Shaffer.........................................          33   Executive Vice President of Marketing, Advertising
                                                                    and Purchasing
Geoffrey Boytos......................................          41   Senior Vice President of Database Marketing and Brand
                                                                    Management
Jeffrey Gentile......................................          35   Senior Vice President of Merchandising
William S. Medve.....................................          40   Senior Vice President of Finance
John Vail............................................          41   Senior Vice President and Chief Information Officer

------------------------

(1) Additional information with respect to Mr. Godfrey can be found under Proposal 1--Election of Directors.

    STEPHEN J. CARLINE has served as Executive Vice President of Sales since October 1998. Mr. Carline was co-founder and from November 1997 through November 1998 served as principal member of Discovery Training & Development, L.L.C., a telesales and teleservice training and consulting firm specializing in business-to-business sales for the IT industry. From September 1996 to July 1997 Mr. Carline was Vice President of Sales of Insight Enterprises, Inc., a direct marketer of computers and computer-related products. From 1986 through 1996 he served in a variety of positions at Careertrack, Inc., an international direct marketer of training and development programs, including Vice President of Sales and Operations from 1995 to 1996, Director, Sales Division from 1991 to 1995, Director, Operations Division from 1989 to 1991 and Manager Customer Service Department from 1986 through 1989.

    WAYNE P. GARTEN has served as Executive Vice President and Chief Financial Officer since December 1997 and as Senior Vice President and Chief Financial Officer from February 1997 to December 1997. From 1983 to August 1996 Mr. Garten was employed by Hanover Direct, Inc., a specialty brand direct marketer, and its predecessor company The Horn and Hardart Company, where he served as Executive Vice President and Chief Financial Officer from 1989 until 1996. Mr. Garten is a Certified Public Accountant.

    BRUCE L. LEV has served as Executive Vice President of Legal and Corporate Affairs, General Counsel and Secretary since December 1997. From April 1995 until December 1997 he served as Vice President, General Counsel and Secretary. Mr. Lev has served as Secretary since inception. The law firm of which he was Senior Partner has served as an outside counsel since our inception. A successor to that firm, Lev, Berlin & Dale, P.C., continues in this capacity and Mr. Lev is of counsel to the firm. Prior to joining us, Mr. Lev had been a lawyer in private practice since 1968.

    ADAM SHAFFER has served as Executive Vice President of Marketing, Advertising and Purchasing since December 1997 and served as Vice President of Product and Marketing from November 1996 to December 1997. Mr. Shaffer served as Vice President of Worldwide Marketing from January 1996 to

November 1996. From April 1993 to January 1996 he served as Vice President of Marketing. From April 1992 to March 1993 he served as Director of our MacShopper division.

    GEOFFREY BOYTOS has served as Senior Vice President of Database Marketing and Brand Management since January of 1998 and served as Vice President of Database Marketing from November 1996 to January 1998. From 1992 to 1996 Mr. Boytos served as our Director of Database Marketing.

    JEFFREY GENTILE has served as Senior Vice President of Merchandising since January 1998. Mr. Gentile has been with us since 1992 serving in a variety of management-level positions including Director of Datacomm Warehouse and Group Director of Marketing.

    WILLIAM S. MEDVE has served as Senior Vice President of Finance since June 1998. From June 1997 through May 1998 Mr. Medve was Vice President and Controller. From 1995 through 1997 he served as Chief Financial Officer of The Walt Disney Company's Childcraft Education Corporation, a direct marketer of early childhood educational products. From 1994 through 1995 he was Controller of Disney Direct Marketing Services, Inc., a catalog direct marketer. Prior to joining Disney Direct Marketing Services Mr. Medve was employed by PricewaterhouseCoopers LLC in various positions leading to senior management. Mr. Medve is a Certified Public Accountant.

    JOHN VAIL has served as Senior Vice President and Chief Information Officer since May 1998. From 1996 through 1998 Mr. Vail was Vice President of Information Technology of Scholastic, Inc., a children's publisher and media company. From 1991 to 1996 he was Director, MIS (Application Development) for Reader's Digest Association, a publisher and direct marketer of magazines, books and home entertainment products.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information concerning the beneficial ownership as of April 9, 1999 of each stockholder we know to own beneficially in excess of 5% of the outstanding Common Stock.

                                                                                  AMOUNT AND NATURE
                                                                                    OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                                                  OWNERSHIP       % OF CLASS
--------------------------------------------------------------------------------  ------------------  -----------

Peter Godfrey(1)................................................................          2,880,295          8.07%
  Micro Warehouse, Inc.
535 Connecticut Avenue
Norwalk, CT 06854

Massachusetts Financial Services Company(2).....................................          4,370,921         12.25%
  500 Boylston Street
Boston, MA 02116

MFS Series Trust II-MFS Emerging Growth Fund(2).................................          2,857,100          8.01%
  500 Boylston Street
Boston, MA 02116

Nicholas-Applegate Capital Management(3)........................................          3,320,716          9.30%
  600 West Broadway 29(th) Floor
San Diego, CA 92101

Putnam Investments, Inc.(4).....................................................          1,899,200          5.32%
  One Post Office Square
Boston, MA 02109

------------------------

(1) Includes 79,333 shares of Common Stock that Mr. Godfrey has the right to acquire within 60 days of April 9, 1999 through the exercise of stock options.

(2) Information concerning beneficial ownership by Massachusetts Financial Services Company ("MFS") and MFS Series Trust II-MFS Emerging Growth Fund ("MEG") is based on a report on Schedule 13G filed with the Securities and Exchange Commission dated February 11, 1999. This report indicates that, of the 4,370,921 shares, MFS has sole voting power with respect to 4,357,371 shares and no shared voting power and has sole dispositive power with respect to 4,370,921 shares. Additionally, of the 4,370,921 shares beneficially owned by MFS, 2,857,100 shares or 8.01% of the Common Stock are also beneficially owned by MEG and 1,513,821 shares are also beneficially owned by certain other non-reporting entities as well as MFS. In total, MFS and MEG beneficially own 4,370,921 shares or 12.25% of the Common Stock. MFS and MEG have their principal business offices at 500 Boylston Street, Boston, MA 02116.

(3) Information concerning beneficial ownership by Nicholas-Applegate Capital Management is based on a report on Schedule 13G filed with the Securities and Exchange Commission dated February 5, 1999. This report indicates that, of the 3,320,716 shares beneficially owned by Nicholas-Applegate, it has sole dispositive power with respect to all 3,320,716 shares, has sole voting power with respect to 2,669,269 shares and has no shared voting power. Nicholas-Applegate has its principal business office at 600 West Broadway, 29(th) Floor, San Diego, California 92101.

(4) Information concerning beneficial ownership by Putnam Investments, Inc. ("PI") is based on a report on Schedule 13G filed with the Securities and Exchange Commission dated April 8, 1999. PI, which is a wholly owned subsidiary of Marsh & McLennan Companies, Inc., wholly owns two registered investment advisors: Putnam Investment Management Group ("PIM") and The Putnam Advisory Company, Inc. ("PAC"). This report indicates that PI has shared dispositive power with respect to all 1,899,200 shares beneficially owned by it, has no sole voting power and has shared voting power with respect to 116,600 shares. Additionally, of the shares beneficially owned by PI, 1,673,800 shares are also beneficially owned by PIM. The report indicates that PIM has shared dispositive power with respect to all 1,673,800 shares beneficially owned by it and has neither sole nor shared voting power. PAC beneficially owns 225,400 shares, has shared dispositive power with respect to all 225,400 shares and has shared voting power with respect to 116,600 shares. In total, PI as parent to PIM and PAC beneficially owns 1,899,200 shares or 5.32% of the Common Stock. PI has its principal business offices at One Post Office Square, Boston, Massachusetts 02109.

    The following table sets forth certain information concerning the beneficial ownership of Common Stock as of April 9, 1999 by:

    - our Directors

    - each of the Executive Officers named in the Summary Compensation Table

    - all Directors and Executive Officers as a group.

    The Amount and Nature of Beneficial Ownership column includes shares of Common Stock that may be acquired within 60 days of April 9, 1999 through the exercise of stock options.

                                                              AMOUNT AND NATURE   STOCK OPTIONS THAT
                                                                OF BENEFICIAL       WILL BE VESTED
NAME AND ADDRESS OF BENEFICIAL OWNER                              OWNERSHIP       AS OF JUNE 8, 1999   % OF CLASS
------------------------------------------------------------  ------------------  -------------------  -----------
Peter Godfrey...............................................        2,880,295             79,333             8.07%
Micro Warehouse, Inc.
535 Connecticut Avenue Norwalk, CT 06854
Felix Dennis................................................        1,275,963                 --             3.58%
39 Goodge Street
London, England W1P 1FD
Frederick H. Fruitman.......................................           40,000             40,000                *
Loeb Partners Corporation
61 Broadway 24th Floor
New York, NY 10006
Joseph M. Walsh.............................................           40,000             35,000                *
Curtis Circulation Company
730 River Road
New Milford, NJ 07646
Wayne P. Garten.............................................           65,834             65,834                *
Micro Warehouse, Inc.
535 Connecticut Avenue
Norwalk, CT 06854
Bruce L. Lev................................................          115,534            115,534                *
Micro Warehouse, Inc.
535 Connecticut Avenue
Norwalk, CT 06854
Adam Shaffer................................................          212,178            212,178                *
Micro Warehouse, Inc.
535 Connecticut Avenue
Norwalk, CT 06854
Jeffrey Gentile.............................................            7,700              7,700                *
Micro Warehouse, Inc.
535 Connecticut Avenue
Norwalk, CT 06854
Stephen England (1).........................................           53,234             52,834                *
11601 Uplands Ridge Drive
Austin, TX 78733
Jeffrey Sheahan (2).........................................               --                 --               --
127 Alta Vista Way
Danville, California 94506
All Directors and Officers as a Group.......................        4,749,970             667,64            13.31%
(24 persons)

------------------------

    * Represents less than one percent

(1) Mr. England resigned pursuant to an October 19, 1998 severance agreement. (See "SEVERANCE AGREEMENT WITH NAMED EXECUTIVE OFFICER.")

(2) Mr. Sheahan resigned effective October 9, 1998.

               BOARD MEETINGS, COMPENSATION OF CERTAIN DIRECTORS,
                          AND COMMITTEES OF THE BOARD

    The Board held a total of four meetings during 1998. Each Director attended in person or by telephone all of the meetings of the Board and their respective committee meetings.

    Frederick H. Fruitman became a Director in December 1992 and Joseph M. Walsh became a Director in February 1993. Neither of them is an officer, employee or consultant. Each receives an annual fee of $20,000 for services rendered as a Director and as a member of the Board's Committees. In addition, each received a bonus payment of $50,000 in early 1998 attributable to special assistance provided beyond the normal scope of his Director responsibilities. As of January 1, 1999 each also receives a fee of $1,000 per Board meeting attended and $500 per Committee meeting attended.

AUDIT COMMITTEE

    The Audit Committee's responsibilities include recommending to the Board the independent public accountants to conduct the annual audit of our books and accounts, reviewing the proposed scope of the audit and approving the audit fees to be paid. The Audit Committee also reviews with the independent public accountants and with management the adequacy and effectiveness of our internal auditing, accounting, financial and ethical business conduct controls. In addition, the Audit Committee reviews audited financial statements with the independent public accountants. The members of the Audit Committee are Messrs. Fruitman and Walsh. The Audit Committee held four meetings during 1998.

COMPENSATION AND STOCK OPTION COMMITTEE

    The Compensation and Stock Option Committee's responsibilities include reviewing our executive compensation policy and approving the salaries of all officers and certain other of our employees. It also supervises the administration of all stock option and benefit plans and other matters affecting executive compensation, subject to further approval of the Board. The members of the Compensation and Stock Option Committee are Messrs. Fruitman and Walsh. The Compensation and Stock Option Committee held four meetings during 1998.

NOMINATING COMMITTEE

    The Nominating Committee's responsibilities include proposing a slate of Directors for selection by the stockholders at each annual meeting and proposing candidates to fill vacancies on the Board. The members of the Nominating Committee are Messrs. Fruitman and Walsh. There was one meeting of the Nominating Committee prior to this date to propose the slate of Directors described in Proposal 1 of this Proxy Statement.

    The Nominating Committee will consider nominations by stockholders made in accordance with the information and timely notice requirements of our By-Laws, a copy of which may be obtained upon request mailed to Micro Warehouse, Inc., 535 Connecticut Avenue, Norwalk, Connecticut 06854, attention: Bruce L. Lev, General Counsel and Secretary.

               REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE

GENERAL

    One of the principal tasks of the Board has been to formulate an effective compensation policy designed to balance the short-term need to attract qualified executives with the long-term need to provide incentives to those executives and other employees in a manner that will encourage a long-term commitment to our growth and enhancement of stockholder value.

COMPENSATION PHILOSOPHY AND OBJECTIVES

    In order to attract qualified executives, our philosophy has been and continues to be to provide a total compensation package that is competitive within the hardware, software and direct marketing industries and bears a close relationship to individual performance and our long-term business objectives. The total direct compensation package for our executive officers is presently made up of three elements:

    - an annual base salary

    - a short-term incentive program in the form of a performance based bonus (with certain discretionary components)

    - a longer-term incentive program in the form of stock options.

ANNUAL BASE SALARY

    We review the salaries of our officers annually. In determining salaries, we consider, among other factors, the officer's scope of responsibility, prior experience and data on comparable salaries in relevant markets and industries. The annual base salaries of individual officers were increased in 1998 as a result of promotions, individual periodic performance reviews and cost of living adjustments.

PERFORMANCE-BASED BONUS

    We continue to believe that incentive awards tied to achievement of our goals as well as goals and objectives for individual employees should be an important portion of each employee's compensation. In early 1998 we instituted the 1998 Incentive Plan for our executive management that tied incentive compensation directly to our budgeted profits and the achievement of the executives' individual goals and objectives. The incentive plan for all other employees ties bonuses to the overall profit achievement of either our U.S. operations or, for non-U.S. employees, the appropriate international business unit. In many instances bonuses will also be tied to agreed-upon individual goals and objectives. For 1998 we paid a total of $5,676,397 to our employees as incentive-based bonuses.

STOCK OPTIONS

    The purpose of the stock option program is to provide additional incentives to all employees to work to maximize stockholder value. To encourage growth in stockholder value, we believe that employees should have a significant stake in the ongoing success of our business and that stock options align the employee's financial interests with that of the stockholders. In addition, the option plan utilizes vesting periods to encourage employees to continue in our employ. During 1998 we granted options to purchase 1,854,650 shares of Common Stock to certain employees at exercise prices ranging from $11.34 to $28.41 per share. We intend to continue granting stock options on a periodic basis to our employees, directors and consultants.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The 1998 base salary of Mr. Godfrey was $558,916 pursuant to an employment agreement effective as of January 1, 1995. Mr. Godfrey did not participate in the Executive Management 1998 Incentive Plan. He did, however, receive a discretionary bonus of $436,084 in early 1999 attributable to his leadership in our strong financial and operating performance in 1998. Additionally, pursuant to his employment agreement, in February 1998 Mr. Godfrey was granted 40,000 options to purchase Common Stock with an exercise price of $13.59 per share. As of January 1, 1999 Mr. Godfrey entered into a new two-year employment agreement described below. (See "EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS.")

    The Compensation and Stock Option Committee believes that our compensation programs of base salary, incentive plans and stock option grants are appropriate for Mr. Godfrey and other executive officers on the basis of industry standards, competitive practices and our performance.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code disallows a deduction for executive compensation exceeding one million dollars per year unless certain conditions are satisfied. The Committee has reviewed and approved all of our option plans and compensation programs. While we generally intend to preserve the income tax deductibility under Section 162(m) of executive compensation, we reserve the right to pay our executives as we determine appropriate. In this connection, we have determined not to have our Executive Management Incentive Plan and grants of stock options to certain executives comply with Section 162(m) and will retain discretion to authorize the payment of compensation that does not qualify for income tax deductibility. By retaining this discretion, we will maintain our flexibility to motivate and reward excellent performance without compromising the expectations of our executives.

The Compensation and Stock Option Committee

FREDERICK H. FRUITMAN
JOSEPH M. WALSH

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth compensation information for the three years ending December 31, 1996, 1997 and 1998 with respect to:

    - the Chief Executive Officer

    - the four most highly compensated executive officers other than the CEO who were serving as executive officers as of December 31, 1998

    - two additional individuals for each of whom disclosure would have been provided above except for the fact that the individual was not serving as an executive officer as of December 31, 1998.

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                                                       SECURITIES
                  NAME AND                                           OTHER ANNUAL      UNDERLYING        ALL OTHER
             PRINCIPAL POSITION                 YEAR       SALARY    COMPENSATION   OPTIONS/SARS (#)   COMPENSATION
--------------------------------------------  ---------  ----------  -------------  -----------------  -------------
Peter Godfrey...............................       1998  $  558,916   $   436,084          40,000               --
  Chairman, President and                          1997     528,902            --          40,000               --
  Chief Executive Officer                          1996     513,633            --          50,000               --

Wayne P. Garten.............................       1998     339,882       323,375         100,000        $   4,571(1)
  Executive Vice President and                     1997     203,077        91,384         100,000               --
  Chief Financial Officer(2)                       1996          --            --              --               --

Bruce L. Lev................................       1998     347,106       331,799         100,000           16,390(3)
  Executive Vice President of Legal                1997     325,712       150,000          48,000           14,194(3)
  And Corporate Affairs and                        1996     319,459            --          23,000           12,942(3)
  General Counsel

Adam Shaffer................................       1998     333,937       323,375         500,000            4,903(1)
  Executive Vice President of                      1997     233,856       194,887          50,000            2,375(1)
  Marketing, Advertising and                       1996     277,500        77,500              --            2,325(1)
  Purchasing

Jeffrey Gentile.............................       1998     197,588        87,863          14,250            4,755(1)
  Senior Vice President                            1997     157,667        40,000          30,500            2,375(1)
  of Merchandising                                 1996     140,400        34,450              --            2,375(1)

Stephen England.............................       1998     258,989       351,285         100,000            4,703(1)
  Former Executive Vice President                  1997     231,388        88,798          20,000            2,375(1)
  Of Sales(4)                                      1996     202,245        86,152          30,000            2,375(1)

Jeffrey Sheahan.............................       1998     204,642            --              --           82,142(6)
  Former Senior Vice President and                 1997     204,391            --          35,000           91,922(6)
  President of European                            1996     206,479        42,500          13,000           78,617(6)
  Operations(5)

------------------------

(1) Represents matching contributions under our 401(k) Savings Plan.

(2) Mr. Garten became an executive officer and employee in February 1997.

(3) Includes the following additional compensation to Mr. Lev:

            INSURANCE   401(K) MATCHING
YEAR        PREMIUMS     CONTRIBUTIONS
---------  -----------  ---------------
     1998   $  11,819      $   4,571
     1997      11,747          2,375
     1996       6,553          1,195

(4) Mr. England resigned pursuant to an October 19, 1998 severance agreement. (See "SEVERANCE AGREEMENT WITH NAMED EXECUTIVE OFFICER").

(5) Mr. Sheahan resigned effective October 9, 1998.

(6) Includes the following additional compensation to Mr. Sheahan:

            HOUSING, LIVING
                  AND
               EDUCATION      401(K) MATCHING
YEAR           EXPENSES        CONTRIBUTIONS
---------  -----------------  ---------------
     1998      $  77,514         $   4,628
     1997         89,547             2,375
     1996         76,164             2,453

                      OPTIONS GRANTED IN LAST FISCAL YEAR

    The table below shows the individual grants of non-qualified stock options to the Chief Executive Officer and the other executive officers named in the Summary Compensation Table during 1998.

                                                                                                POTENTIAL REALIZED VALUE AT
                                                         % OF TOTAL                               ASSUMED VALUE RATES OF
                                              SHARES       OPTIONS                               STOCK PRICE APPRECIATION
                                            UNDERLYING     GRANTED     EXERCISE                     FOR OPTION TERM (3)
                                   GRANT      OPTIONS       IN FY      PRICE PER   EXPIRATION   ---------------------------
NAME                              DATE(1)     GRANTED       1998       SHARE ($)     DATE(2)       5%($)         10%($)
-------------------------------  ---------  -----------  -----------  -----------  -----------  ------------  -------------
Peter Godfrey..................    2/26/98      40,000         2.16%   $   13.59      2/26/08   $    340,075  $     863,505
Wayne P. Garten................    2/26/98     100,000         5.39%   $   13.59      2/26/08   $    850,188  $   2,158,763
Bruce L. Lev...................    2/26/98     100,000         5.39%   $   13.59      2/26/08   $    850,188  $   2,158,763
Adam Shaffer...................    2/26/98     500,000        29.96%   $   13.59      2/26/08   $  4,250,942  $  10,793,816
Jeffrey Gentile................    1/12/98      14,250         0.77%   $   12.50      1/12/08   $    106,219  $     274,645
Stephen England................    2/26/98     100,000         5.39%   $   13.59      2/26/08   $    850,188  $   2,158,763
Jeffrey Sheahan................         --          --           --           --           --             --             --

------------------------

(1) The grants made to Messrs. Godfrey, Garten, Lev, Shaffer and England on February 26, 1998 vest in equal installments on each of the first three anniversaries of their grants. The grant to Mr. Gentile on January 12, 1998 vests in equal installments on each of the first five anniversaries of the grant.

(2) Each of the options granted above has a ten-year term.

(3) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on our Common Stock over the full term of the options.

    The rates of appreciation are established by the Securities and Exchange Commission and are not intended as a forecast of future appreciation. The actual gain, if any, realized by the recipient will depend upon the actual performance of our Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

                      OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

    The table below lists the shares acquired on exercise of options by the Chief Executive Officer and the other executive officers named in the Summary Compensation Table during 1998 and certain information as to options unexercised at December 31, 1998.

                                                                   NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                                  OPTIONS AT DECEMBER 31,      IN-THE-MONEY OPTIONS AT
                                      SHARES                                1998                DECEMBER 31, 1998 (1)
                                     ACQUIRED         VALUE      --------------------------  ---------------------------
NAME                               ON EXERCISE #    REALIZED     EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
---------------------------------  -------------  -------------  -----------  -------------  ------------  -------------
Peter Godfrey....................            0            --         71,333         58,667   $    529,752   $ 1,217,273
Wayne P. Garten..................            0            --         43,334        156,666   $    893,472   $ 3,322,528
Bruce L. Lev.....................            0    $  777,719         99,684        111,316   $  1,303,144   $ 2,205,894
Adam Shaffer.....................            0    $  820,914        200,303        382,458   $  4,100,267   $ 7,781,663
Jeffrey Gentile..................       14,400    $  111,397             --         32,150             --   $   682,959
Stephen England..................       68,500    $  905,737         48,834         84,166   $  1,014,953   $ 1,718,934
Jeffrey Sheahan..................       28,859    $  258,554             --             --             --            --

------------------------

(1) Values have been calculated based on the closing price of our Common Stock reported on the Nasdaq National Market on December 31, 1998 at $33.8125 per share.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

    PETER GODFREY. As of January 1, 1999 we entered into a two-year employment agreement with Mr. Godfrey under which he remained employed as Chief Executive Officer. Under the agreement, Mr. Godfrey receives a base salary of $550,696, as adjusted in the year 2000 for cost of living increases. In addition, Mr. Godfrey may receive annual incentive compensation with a target amount of 75% of his base salary and a maximum of 200% of his base salary.

    STEPHEN J. CARLINE. As of October 28, 1998 we entered into a three-year employment agreement with Mr. Carline. Under the agreement, Mr. Carline receives an annual base salary of $250,000 and may receive annual incentive compensation with a target amount of 50% of his base salary and a maximum of 100% of his base salary. In addition, at the commencement of the agreement Mr. Carline was granted options to purchase 50,000 shares of Common Stock at $19.44 per share vesting one third per year on each of the first three anniversaries of the agreement. The options will accelerate and become fully vested upon a change of control.

    WAYNE P. GARTEN. As of January 1, 1998 we entered into a three-year employment agreement with Mr. Garten whereby he remained employed as Executive Vice President and Chief Financial Officer. Under the agreement, Mr. Garten receives an annual base salary of $325,000 (subject to upward adjustment for cost of living increases) and may receive annual incentive compensation with a target amount of 50% of his base salary and a maximum of 100% of his base salary. Mr. Garten receives $50,000 per year as a guaranteed payment of his incentive compensation paid on a quarterly basis. In addition, at the commencement of the agreement Mr. Garten was granted options to purchase 100,000 shares of Common Stock at $13.59 per share vesting one third per year on December 31 of 1998, 1999 and 2000. The options will accelerate and become fully vested upon a change of control and certain events of termination.

    BRUCE L. LEV. As of January 1, 1998 we entered into a three-year employment agreement with Mr. Lev whereby he remained employed as Executive Vice President of Legal and Corporate Affairs, General Counsel and Secretary. Under the agreement, Mr. Lev receives an annual base salary of $333,466 (subject to upward adjustment for cost of living increases) and may receive annual incentive compensation with a target amount of 50% of his base salary and a maximum of 100% of his base salary. Mr. Lev receives $50,000 per year as a guaranteed payment of his incentive compensation paid on a quarterly basis. In addition, at the commencement of the agreement Mr. Lev was granted options to purchase 100,000 shares of Common Stock at $13.59 per share vesting one third per year on December 31 of 1998, 1999 and 2000. The options will accelerate and become fully vested upon a change of control and certain events of termination.

    ADAM SHAFFER. As of January 1, 1998 we entered into a three-year employment agreement with Mr. Shaffer whereby he remained employed as Executive Vice President of Marketing, Advertising and Purchasing Under the agreement, Mr. Shaffer receives an annual base salary of $325,000 (subject to upward adjustment for cost of living increases) and may receive annual incentive compensation with a target amount of 50% of his base salary and a maximum of 100% of his base salary. At the commencement of the agreement Mr. Shaffer was granted options to purchase 500,000 shares of Common Stock at $13.59 per share, vesting one third per year on December 31 of 1998, 1999 and 2000. The options will accelerate and become fully vested upon a change of control and certain events of termination.

SEVERANCE AGREEMENT WITH NAMED EXECUTIVE OFFICER

    STEPHEN ENGLAND. On October 19, 1998 we entered into a Severance Agreement and General Release with Stephen England. Pursuant to the agreement, Mr. England resigned as Executive Vice President of Sales and we agreed to pay his annual base salary of $250,000 (as adjusted annually for cost of living adjustments) on the regular payroll cycle through December 31, 2000. In addition, Mr. England received incentive compensation plus his targeted commission for 1998 in an aggregate amount of $351,285. Mr. England's outstanding stock options continue to vest until December 31, 2000 and each may be exercised until the earlier of
(i) its expiration date or (ii) the later of 12 months after it vests or December 31, 1999.

STOCK OPTION PLANS

    Our Board and stockholders approved our 1992 Stock Option Plan and 1994 Stock Option Plan both of which provide for the grant of stock options to our own and our subsidiaries' officers, directors, employees and consultants. Under these stock option plans, we may grant options that are intended to qualify as Incentive Stock Options within the meaning of Section 422A of the Internal Revenue Code and options not intended to qualify as Incentive Stock Options, also referred to as Nonstatutory Stock Options. Incentive Stock Options may not be granted to consultants who are not also our employees. A total of up to 5,000,000 shares of Common Stock may be issued upon the exercise of options granted under the plans. We are proposing that you approve an amendment to the 1994 Stock Option Plan that increases the number of shares reserved for issuance under 1994 Stock Option Plan from 4,000,000 to 6,000,000. See "PROPOSAL 2--APPROVAL OF AN AMENDMENT TO THE 1994 STOCK OPTION PLAN."

    We also succeeded to all of the obligations and responsibilities of Inmac Corp.'s 1983 and 1992 Stock Option Plans and 1988 Director's Stock Option Plan when we acquired Inmac in January 1996. A total of up to 943,920 shares of Common Stock may be issued upon the exercise of options granted under these plans.

    All of our stock option plans may be administered by the Board or the Compensation and Stock Option Committee. Subject to the provisions of each of the stock option plans, the Board has the authority to select the employees, directors or consultants to whom options are granted and determine the terms of each option, including:

    - the number of shares of Common Stock the option entitles the holder to purchase

    - the date on which the option becomes exercisable

    - the price at which the option may be exercised, which must be equal to the fair market value of the Common Stock as of the date of grant for Incentive Stock Options and 85% of fair market value for Nonstatutory Stock Options

    - the duration of the option, which may not exceed ten years.

SECTION 401(K) SAVINGS PLAN

    We sponsor a 401(k) savings plan that covers full-time employees who meet its eligibility requirements. Participants may make tax deferred contributions of up to 15% of annual compensation (subject to other limitations specified by the Internal Revenue Code). As of January 1, 1998 we increased from 25% to 50% the matching contribution for amounts which do not exceed 6% of the participant's annual compensation. Although we are entitled to make discretionary profit sharing contributions to the plan, we have not made any such contributions.

                               PERFORMANCE GRAPH

    The following graph compares the performance of our Common Stock to each of the Nasdaq Composite and Retail Trade Indexes for the period from December 31, 1993 until December 31, 1998.

    The graph assumes that the value of the investment in our Common Stock and each index was $100 at December 31, 1993. The results shown on the graph are not necessarily indicative of long-term results.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 DOLLARS

            Year Ending         MICRO WAREHOUSE INC.         NASDAQ COMPOSITE       NASDAQ RETAIL
                 Dec-93                       100.00                   100.00              100.00
                 Jun-94                       102.10                   104.83               93.03
                 Dec-94                       168.16                   112.21               96.14
                 Jun-95                       221.02                   139.93              104.75
                 Dec-95                       207.80                   158.70              105.91
                 Jun-96                        96.09                   179.66              127.31
                 Dec-96                        54.46                   195.19              126.26
                 Jun-97                        82.28                   218.45              125.69
                 Dec-97                        66.96                   239.53              148.79
                 Jun-98                        74.47                   287.87              196.64
                 Dec-98                       162.46                   336.12              183.47

                 COMPENSATION STOCK OPTION COMMITTEE INTERLOCKS
                           AND INSIDERS PARTICIPATION

    Members of the Compensation and Stock Option Committee are Messrs. Fruitman and Walsh, neither of whom is an officer, employee or consultant. There were no committee interlocks during 1998.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CONSULTING AGREEMENT

    In 1998 Mr. Dennis received fees of $50,000 plus expenses for consulting services to us under a consulting agreement dated January 1, 1989. The consulting agreement expired on December 31, 1998. Additionally, Mr. Dennis has agreed that he will not receive options under any of our stock option plans.

DENNIS PUBLISHING, LTD.

    MacUser, PC Pro, MacShopper and Computer Shopper magazines are owned and published in the United Kingdom by Dennis Publishing, Ltd., of which Felix Dennis is a controlling stockholder and Chairman. Mr. Godfrey holds a 5% interest in Computer Shopper magazine. We may from time to time purchase advertising space in and rent subscriber lists from these magazines for purposes of marketing products in the United Kingdom. Neither Mr. Dennis nor Mr. Godfrey participates in any decision relating to the purchase of advertising space or rental of subscription lists from these magazines, and all related fees are negotiated on an arm's-length basis between our operating representatives and representatives of Dennis Publishing. Dennis Publishing, Ltd. and Mr. Dennis are also affiliated with two companies that publish the non-computer magazines, Maxim Magazine and Stuff Magazine, in which two magazines Mr. Godfrey holds 12.5% interests. We have not purchased advertising space or rented subscriber lists from these magazines.

CHARTERED AIRCRAFT

    We periodically charter an aircraft owned and operated by a company wholly owned by Mr. Godfrey. We paid a total of $7,825 in 1998 for the use of such aircraft for business purposes.

LEASES

    We lease 12,000 square feet of executive office space in South Norwalk, Connecticut from Mr. Godfrey and 13,500 square feet of office space in South Norwalk from an entity 50% owned by Mr. Godfrey under leases that expire December 31, 1999. We paid a total of $292,339 in 1998 for rent of these premises.

FUTURE POLICY

    We believe that the related party transactions described above were at rents, prices and terms no less favorable to us than would have been available in similar transactions with unrelated parties. We have adopted a policy that future transactions with affiliated entities or persons will be on terms no less favorable than could be obtained from unrelated parties and all future transactions with our officers, directors, principal stockholders and affiliates will be approved by a majority of our independent directors.

                                   PROPOSAL 2
              APPROVAL OF AMENDMENT TO THE 1994 STOCK OPTION PLAN

    The Board has unanimously adopted and recommended that our stockholders approve an amendment to the 1994 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance pursuant to the 1994 Plan from 4,000,000 to 6,000,000.

    The Board approved the 1994 Plan on January 25, 1994 and the stockholders approved it on June 12, 1994. Subsequently the Board approved amendments to the 1994 Plan that the stockholders approved at the annual meetings on June 1, 1995, June 4, 1996 and June 10, 1997.

    As of December 31, 1998 3,890,503 options, net of forfeitures, had been granted under the Plan, of which 432,657 had been exercised. As of December 31, 1998 668,613 of the outstanding options granted had vested and were exercisable and 109,497 shares were available for future grants under the Plan.

    We are asking you to approve an amendment to increase the number of shares of Common Stock reserved for issuance pursuant to the 1994 Plan from 4,000,000 shares to 6,000,000 shares. We are submitting this proposal to ensure that sufficient shares of Common Stock are reserved for the exercises of options granted and to be granted in the future under the 1994 Plan.

    Upon stockholder approval of the amendment we intend to file a registration statement on Form S-8 under the Securities Act of 1933 with respect to the additional shares.

DESCRIPTION OF THE 1994 PLAN

    ADMINISTRATION. The 1994 Plan is administered in accordance with the regulations promulgated under Rule 16b-3 of the Securities and Exchange Act of 1934 and Section 162(m) of the Internal Revenue Code. The 1994 Plan may be administered by our Compensation and Stock Option Committee, which is comprised of two or more disinterested directors, or by all the directors if pursuant to a specific formula with respect to grants to Board members.

    ELIGIBILITY. The 1994 Plan permits Incentive Stock Option grants to employees and Nonstatutory Option grants to employees, directors and consultants. All employees, directors and consultants are presently eligible to participate in the 1994 Plan.

    OPTION PROVISIONS. Incentive Stock Options and Nonstatutory Stock Options granted under the Plan will have an exercise price at least 100%, with respect to Incentive Stock Options, or 85%, with respect to Nonstatutory Stock Options, of the fair market value of the underlying common stock on the date of grant. On the record date the closing price per share of the Common Stock as reported on the Nasdaq National Market was $13.25. Each option will have a term of not more than ten years from the date of grant. Options may not be transferred except by will, the laws of descent or distribution and to family trusts or other like entities and will be exercisable in accordance with the vesting schedule established by the Board or Committee unless determined otherwise. The purchase price payable upon the exercise of options must be paid in full on the date of exercise in cash or in shares of common stock having a fair market value equal thereto. The aggregate fair market value of shares of Common Stock subject to Incentive Stock Options granted to any participant which first become exercisable in any calendar year may not exceed $100,000. In addition, the maximum number of shares of Common Stock underlying an option grant shall not exceed 500,000 in any one year to any optionee.

    In the event of termination of an option holder's employment including termination by reason of death or disability, for a limited time thereafter, the option holder may exercise all options that are exercisable through the date of termination.

    CHANGE IN CONTROL. Awards under the 1994 Plan may be subject to acceleration, full vesting or other special treatment triggered by an actual or anticipated change in control. The scope and details of such provisions may be determined in the discretion of the Board or the Committee.

    FEDERAL INCOME TAX CONSEQUENCES. The following is a brief discussion of the Federal income tax consequences of transactions under the Plan based on the Internal Revenue Code, as in effect as of the date hereof. The Plan is not qualified under Section 401(a) of the Code. This discussion is not intended to be exhaustive and does not discuss or describe the state or local tax consequences.

        INCENTIVE STOCK OPTIONS. No taxable income is realized by the participant at the time of grant or exercise of an Incentive Stock Option. If shares of Common Stock are issued to the participant upon the exercise of an Incentive Stock Option and no disqualifying disposition of such shares is made by the participant within two years after the grant or within one year after the transfer of such shares to the participant, then:

       - upon the sale of such shares, any amount realized in excess of the exercise price will be taxed to such participant as a long-term capital gain and any loss sustained will be a long-term capital loss, and

       - no deduction will be allowed to the Company for Federal income tax purposes.

        If the shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, generally:

       - the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares upon exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares and

       - the Company will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the participant will be taxed as a short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction to the Company.

        NONSTATUTORY STOCK OPTIONS. A participant receiving a Nonstatutory Option does not recognize taxable income upon the grant of the option (provided the option is not freely transferable and publicly traded), and we will not be entitled to a deduction for Federal income tax purposes at that time. Generally, upon the exercise of a Nonstatutory Stock Option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the exercise price and we will be entitled to a compensation deduction for Federal income tax purposes in an equal amount. At sale, the appreciation (or depreciation) after the date as of which amounts are includable as income is treated as either long-term or short-term capital gains or losses depending on how long the shares have been held.

    TERM, AMENDMENT AND TERMINATION. The 1994 Plan will terminate on January 25, 2004 except with respect to options then outstanding, and no option grants may be made under the 1994 Plan after that date. The Committee or the Board may amend or terminate the 1994 Plan at any time; provided that no amendment may be made without the approval of the stockholders that would:

    - increase the total number of shares which may be purchased under the 1994 Plan,

    - increase the maximum option periods, or

    - change the minimum purchase prices specified in the 1994 Plan.

VOTE REQUIRED

    For this proposal to be adopted, it must receive the affirmative vote of a majority of the shares of stock eligible to vote at the annual meeting.

                  THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2.

                                   PROPOSAL 3
                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board has approved PricewaterhouseCoopers LLP to serve as its independent public accountants for the fiscal year ending December 31, 1999. PricewaterhouseCoopers LLP has spent substantial time with our management and our Board and has become familiar with our operations. The Board is satisfied with PricewaterhouseCoopers' reputation in the auditing field, its personnel, its professional qualifications and its independence. Representatives of PricewaterhouseCoopers are expected to be present at the meeting with the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

    KPMG LLP served as our independent public accountants for the fiscal year ending December 31, 1998. We do not expect representatives from KPMG to be present at the meeting.

    On March 19, 1999, we informed KPMG LLP that upon completion of the audit for the fiscal year ended December 31, 1998, we would not reappoint it as our independent public accountants for the fiscal year ending December 31, 1999. The decision to change independent public accountants was recommended by the Audit Committee of the Board and approved by the full Board.

    In connection with the audits of the two fiscal years ended December 31, 1997 and 1998, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

    The audit reports of KPMG LLP on our consolidated financial statements as of and for the two fiscal years ended December 31, 1997 and 1998 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. KPMG LLP has furnished a letter to the Securities Exchange Commission stating that it agrees with the above statements, except that it was not in a position to agree or disagree with our statement that the change was recommended by the Audit Committee of the Board and approved by the full Board. A copy of such letter is attached as Exhibit 16.1 to our Form 8-K filed with the Commission on March 26, 1999.

                  THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 3.

                              FINANCIAL STATEMENTS

    We have mailed all stockholders of record our Annual Report for 1998 including audited financial statements.

                             ITEM 3--OTHER MATTERS

    The Board does not know of any business that will be presented at the meeting other than those matters set forth in the accompanying notice of meeting. If any other matters are properly presented for action, we intend that the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment on such matters.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities and Exchange Act requires our executive officers and directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Commission and the National Association of Securities Dealers. Such officers, directors and ten-percent stockholders are also required by Commission rules to furnish us with copies of all Section 16(a) forms that they file.

    Based solely on our review of the copies of such forms received or written representations from certain reporting persons with respect to their Form 4 and Form 5 filing requirements, we believe that during the fiscal year ended December 31, 1998 our executive officers, directors and ten-percent stockholders filed their Section 16(a) reports on a timely basis.

               STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

    Stockholders who desire to submit proposals for inclusion in the Proxy Statement of the Board to be utilized in connection with the 2000 Annual Meeting of Stockholders must submit such proposals to us, attention Bruce L. Lev, Secretary, no later than December 31, 1999.

    Our By-Laws require advance written notice to the Secretary of stockholder-proposed business or of a stockholder's intention to make a nomination for director at an annual meeting of stockholders. Our By-Laws also limit the business which may be conducted at any special meeting of stockholders to business brought by the Board. Specifically, pursuant to our By-Laws, business may be brought before the next annual meeting by a stockholder only if the stockholder provides written notice to our Secretary no earlier than January 31, 2000 and no later than March 1, 2000, unless the date of the meeting is not within 30 calendar days before or after June 3, 2000. In that case, a stockholder's notice of proposed business must be provided no later than 10 calendar days following the date notice of the annual meeting is publicly disclosed. A stockholder's notice must set forth:

    - a brief description of the proposed business and the reasons for it

    - the name and address of the stockholder making the proposal

    - the class and number of shares of stock owned by the stockholder

    - a description of any material interest of the stockholder in the proposed business

    - a representation that the stockholder intends to raise this proposal at the annual meeting

    Our By-Laws also provide that a stockholder may nominate a director at an annual meeting only after providing advance written notice to our Secretary within the time limits described above. The stockholder's notice must set forth all information about each nominee that would be required under the applicable rules in a proxy statement soliciting proxies for the election of such nominee and the nominee's business and residence address. The notice must also set forth the name and record address of the stockholder making the nomination, the class and number of shares of stock owned by that stockholder and the stockholder's intent to nominate such person at the annual meeting. The proposed nominee must provide a written consent to be nominated and serve as a director if elected.

                                          By Order of the Board

                                          /s/ Bruce L. Lev

                                          Bruce L. Lev
                                          Secretary

Dated: April 30, 1999

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

-------------------------------------------------------                                              For All    With-   For All
                 MICRO WAREHOUSE, INC.                                                               Nominees   held    Except
-------------------------------------------------------    1.Election of the Board's nominees for
                                                             Directors (the Board of Directors         / /       / /      / /
Mark box at right if an address change or comment            recommends a vote FOR).
has been noted on the reverse side of this card.    / /
                                                                      FELIX DENNIS
CONTROL NUMBER:                                                  FREDERICK H. FRUITMAN
RECORD DATE SHARES:                                                  PETER GODFREY
                                                                    JOSEPH M. WALSH

                                                           IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK
                                                           THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NOMINEE(S)
                                                           NAME(S). YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

                                                                                                            For   Against   Abstain
                                                           2.Approval of an amendment to the Company's
                                                             1994 Stock Option Plan to increase the number  / /     / /       / /
                                                             of shares reserved for issuance from 4,000,000
                                                             to 6,000,000 shares.

                                                                                                            For   Against   Abstain
                                                           3.Ratification of the appointment of
                                                             PricewaterhouseCoopers LLP, the Company' s     / /     / /       / /
                                                             independent auditors, for the fiscal year
                                                             ending December 31, 1999.

                                                --------------------------------
Please be sure to sign and date this Proxy.     Date
--------------------------------------------------------------------------------


---Stockholder sign here-----------------Co-owner sign here---------------------

DETACH CARD                                                          DETACH CARD


                            MICRO WAREHOUSE, INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders on June 3, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Bruce L. Lev
Secretary

                            MICRO WAREHOUSE, INC.

NOTICE IS HEREBY GIVEN that an Annual Meeting of the Stockholders of MICRO WAREHOUSE, INC. (the "Company") will be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Greenwich, Connecticut 05870, on Thursday, June 3, 1999 at 10:00 a.m., local time, for the purposes listed on the reverse side of this card.

The Board of Directors has designated the close of business on April 3, 1999 as the record date for determination of stockholders of the Company entitled to notice and to vote at the meeting and any adjournment thereof. The stock transfer books will not be closed. A list of stockholders entitled to vote at the meeting will be available for inspection at the meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO BE PRESENT AT THE MEETING. ALL STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING, ARE REQUESTED TO FILL IN, DATE AND SIGN THIS PROXY AND MAIL IT IN THE RETURN ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON.

--------------------------------------------------------------------------------
       PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                             ENCLOSED ENVELOPE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign and where more than one name appears a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

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